POWER OF ATTORNEY FOR SIGNATURE



The undersigned constitutes Clifford J. Alexander and Tane T. Tyler individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, any and all registration statements and any and all amendments to the registration statements filed under the Securities Act of 1933 or the Investment Company Act of 1940 with the Securities and Exchange Commission for the purpose of complying with such registration requirements in my capacity as a trustee/ or officer of Liberty All-Star Equity Fund ("Equity Fund"). This Power of Attorney authorizes the above individuals to sign my name and will remain in full force and effect until specifically rescinded by me.

I specifically permit this Power of Attorney to be filed, as an exhibit to a registration statement or amendment to a registration statement of the Equity Fund, with the Securities and Exchange Commission and I request that this Power of Attorney then constitutes authority to sign additional amendments and registration statements by virtue of its incorporation by reference into the registration statements and amendments for the Equity Fund.

In witness, I have signed this Power of Attorney on this 21st day of August, 2007.



 /s/ John A. Benning                               /s/ Thomas W. Brock
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John A. Benning                                    Thomas W. Brock


/s/ Edmund J. Burke                                /s/ George R. Gaspari
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Edmund J. Burke                                    George R. Gaspari


/s/ Richard W. Lowry                               /s/ John J. Neuhauser
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Richard W. Lowry                                   John J. Neuhauser


/s/ Richard C. Rantzow
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Richard C. Rantzow